SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ALYN CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   33-0709359
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                      (I.R.S. employer identification no.)

                   16761 Hale Avenue, Irvine, California           92606
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               (Address of principal executive offices)          (Zip code)


                            1996 Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Robin A. Carden
                      President and Chief Executive Officer
                                Alyn Corporation
                                16761 Hale Avenue
                            Irvine, California 92606
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (714) 475-1525
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
     Title of                       Amount            Proposed maximum        Proposed maximum          Amount of
    securities                      to be              offering price             aggregate           registration
   to be registered               registered              per share            offering price              fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par            1,000,000              $14.13 (1)            $14,130,000             $4,281.82
value per share
=========================================================================================================================

(1) Represents shares to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price for such 1,000,000 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low sales prices per share of the registrant's Common Stock reported on The Nasdaq Stock Market, Inc. National Market on October 23, 1997.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to employees or directors who have been awarded options under the Alyn Corporation 1996 Stock Incentive Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to employees or directors who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents which heretofore have been filed with the Commission by ALYN CORPORATION, a Delaware corporation (the "Company" or "Registrant"), are incorporated by reference in this Registration Statement.

         (a) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 21, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 filed by the Registrant with the Commission (File Number 333-09143), and any amendment or report filed with the Commission for purposes of updating such description;

         (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (d) The Registrant's Interim Report on Form 8-K filed on June 27, 1997; and

         (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the DGCL; (ii) for any breach of the duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) for any transaction from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

         In addition, the Company's By-Laws provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         Reference is made to Section 8 of the Underwriting Agreement (Exhibit
1.1 to the Registration Statement on Form S-1), which provides for indemnification of the Company's officers, directors and controlling persons by the Underwriters against certain civil liabilities, including certain liabilities under the Securities Act.

                  The Company has obtained a director and officer liability insurance policy, under which each director and certain officers of the Company would be insured against certain liabilities.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

        4.1*      1996 Stock Incentive Plan.

        5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

       23.1       Consent of Price Waterhouse LLP.

       23.2       Consent of Battle Fowler LLP (included in Exhibit 5 hereto).

       24 Power of Attorney (included in the signature pages to this Registration Statement).

------------------------------------


* Incorporated herein by reference from the Company's Registration Statement on Form S-1, filed by the Registrant with the Commission (File Number 333-09143) and declared effective by the Commission on October 22, 1996.


Item 9.  Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 24th day of October, 1997.

                                ALYN CORPORATION


                                             By:  /s/ Robin A. Carden
                                                  --------------------
                                                  Robin A. Carden
                                                  President and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin A. Carden and Walter R. Menetrey, and each of them, his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                                               Date
----                           -----                                               ----



/s/Robin A. Carden             President, Chief Executive Officer and             October 24, 1997
------------------             Director
Robin A. Carden                (Principal Executive Officer)


/s/Richard L. Little           Vice President, Finance and                        October 23, 1997
--------------------           Administration
Richard L. Little              (Principal Financial and Accounting
                               Officer)



/s/Harry Edelson               Director                                           October 21, 1997
----------------
Harry Edelson


/s/Michael Markbreiter         Director                                           October 22, 1997
----------------------
Michael Markbreiter


                                      -5-




Name                           Title                                               Date
----                           -----                                               ----



/s/Walter R. Menetrey          Director                                           October 24, 1997
---------------------
Walter R. Menetrey



/s/Udi Toledano                Director                                           October 23, 1997
---------------
Udi Toledano


                                  EXHIBIT INDEX


Exhibit No.     Description of Exhibit                              Page Number
-----------     ----------------------                              -----------
4.1*            1996 Stock Incentive Plan.

5               Opinion of Battle Fowler LLP regarding the
                legality of the securities being
                registered.                                                8

23.1            Consent of Price Waterhouse LLP.                            10

23.2            Consent of Battle Fowler LLP (included in
                Exhibit 5 hereto).

24              Power of Attorney (included in the
                 signature pages to this Registration
                 Statement).


----------------------------------

* Incorporated herein by reference from the Company's Registration Statement on Form S-1, filed by the Registrant with the Commission (File Number 333-09143) and declared effective by the Commission on October 22, 1996.



                                      -7-